As filed with the Securities and Exchange Commission on July 7, 2000
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
               --------------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
               --------------------------------------------------

                                  SURREY, INC.
               (Exact name of issuer as specified in its charter)

            Texas                                                     74-2138564
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                   13110 Trails End Road Leander, Texas 78641
          (Address of principal executive offices, including Zip Code)

                          1997 LONG-TERM INCENTIVE PLAN
                  1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                          2000 LONG-TERM INCENTIVE PLAN
                            (Full title of the plans)

          Martin van der Hagen                            Copy to:
                President                          Elizabeth H. Cobb, Esq.
              Surrey, Inc.                      Mackall, Crounse & Moore, PLC
          13110 Trails End Road                       1400 AT&T Tower
          Leander, Texas  78641                     901 Marquette Avenue
 (Name and address of agent for service)     Minneapolis, Minnesota 55402-2859
                                                       (612) 305-1400

                                 (512) 267-7172
          (Telephone number, including area code, of agent for service)

               Approximate date of commencement of proposed sale:
   From time to time after the effective date of this registration statement.

                       CALCULATION OF REGISTRATION FEE

===========================================================================================
                                                 Proposed        Proposed
      Title of                                   Maximum         Maximum
     Securities                Amount            Offering       Aggregate      Amount of
        to be                  to be              Price          Offering     Registration
     Registered            Registered(1)       Per Share(2)      Price(2)         Fee
-------------------------------------------------------------------------------------------
    Common Stock,         1,450,000 shares         $0.75      $1,087,500.00     $288.00
  without par value
-------------------------------------------------------------------------------------------

(1) Includes 350,000 shares under the 1997 Long-Term Incentive Plan; 100,000 shares under the 1997 Non-Employee Directors Stock Option Plan; and 1,000,000 shares under the 2000 Long-Term Incentive Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h), based upon the quotations for such Common Stock on July 5, 2000, as reported on the Nasdaq SmallCap Market.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      Documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

      In addition, any "reoffer prospectus" required to be used in connection with the resale of "control securities" will be prepared by the registrant in accordance with the requirements of Part I of Form S-3 and will be filed with the Securities and Exchange Commission in a post-effective amendment to this registration statement on Form S-8.

Item 1. Plan Information.


Item 2. Registrant Information and Employee Plan Annual Information.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference:

a. Annual Report on Form 10-KSB of Surrey, Inc. (the "Company") for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (Commission No. 001-23407).

b. All other reports filed by the Company with the Securities and Exchange Commission since December 31, 1999, pursuant to Sections 13 or 15(d) of the Exchange Act.

c. Description of the Company Common Stock, contained in the Company's Registration Statement on Form SB-2 (Registration No. 333-35757), filed with the Securities and Exchange Commission.

d. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a


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


post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.


Item 4. Description of Securities.

         The common stock, without par value (the "Common Stock"), of the Company offered pursuant to this registration statement is registered under
Section 12(g) of the Securities Exchange Act of 1934. The description of the Company Common Stock is incorporated by reference pursuant to Item 3.c. above.


Item 5. Interests of Named Experts and Counsel.

         Not applicable.


Item 6. Indemnification of Directors and Officers.

         Article 2.02-1 of the Texas Business Corporation Act provides that the Company may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer only if it is determined in accordance with such article that the person: (1) conducted himself in good faith; (2) reasonably believed: (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, has no reasonable cause to believe his conduct was unlawful.

         Except to the extent permitted by such article, a director or officer may not be indemnified under this article in respect of a proceeding: (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or (2) in which the person is found liable to the corporation.

         A person may be indemnified under such article against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

         A determination of indemnification under such article must be made: (1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; (2) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding; (3) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth above in (1) or (2) or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; and (4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

         Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection (3) above for the selection of special legal counsel. A provision contained in the articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the indemnification permitted under this article shall be deemed to constitute authorization of indemnification in the manner required by this section even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.

         A corporation shall indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

         A corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under this article. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, a corporation may, for the benefit of persons indemnified by the corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation; or (4) establish a letter of credit, guaranty, or surety arrangements. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the corporation. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other persons participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

         The articles of incorporation of a corporation may restrict the circumstances under which the corporation is required or permitted to indemnify a person under such article.

         Provisions regarding indemnification of officers and directors of the Company are contained in Article XI of the Company's Articles of Incorporation, as amended (Exhibit 3.1 to the registration statement on Form SB-2 filed with the SEC on November 16, 1997), and Article VIII of the Company's Amended and Restated Bylaws (Exhibit 3.2 to the registration statement on Form SB-2 filed with the SEC on November 16, 1997).


Item 7. Exemption from Registration Claimed.

         Not applicable.


Item 8. Exhibits.

Exhibit
Number   Description
------   -----------

5.1 Opinion of Mackall, Crounse & Moore as to the legality of Common Stock of the Company.

10.1     Surrey, Inc. 1997 Long-Term Incentive Plan.

10.2 Surrey, Inc. Amended and Restated 1997 Non-Employee Directors Stock Option Plan.

10.3     Surrey, Inc. 2000 Long-Term Incentive Plan, as amended.

23.1     Consent of Grant Thornton, LLP

23.2     Consent of Ernst & Young, LLP

23.3     Consent of Mackall, Crounse & Moore [included in its opinion filed as
         Exhibit 5.1].

24       Powers of Attorney [included as part of signature page].


Item 9. Undertakings.

(a)   Rule 415 Offering.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b)   Filings Incorporating Subsequent Exchange Act Documents by Reference.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(h) Statement Required in Connection with Filing of Registration Statement on Form S-8.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the

      Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                     [remainder of page intentionally blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leander, State of Texas on July 5, 2000.

                                       SURREY, INC.


                                       By     /s/ John B. van der Hagen
                                          ----------------------------------
                                          John B. van der Hagen
                                          Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints each of John van der Hagen and Martin van der Hagen such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for such persons and in such persons' name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

           Signature                           Title                   Date
           ---------                           -----                   ----

   /s/ John B. van der Hagen      Chairman of the Board of         July 5, 2000
-------------------------------   Directors and Chief Executive
   John B. van der Hagen          Officer
                                  (Principal Executive Officer)

   /s/ Martin van der Hagen       President and Director           June 23, 2000
-------------------------------
   Martin van der Hagen

   /s/ Mary van der Hagen         Secretary and Director           July 5, 2000
-------------------------------
   Mary van der Hagen

   /s/ Bruce A. Masucci           Director                         June 30, 2000
-------------------------------
   Bruce A. Masucci

   /s/ G. Thomas MacIntosh II     Director                         June 30, 2000
-------------------------------
   G. Thomas MacIntosh II

   /s/ Mark J. van der Hagen      Vice President - Finance and     July 5, 2000
-------------------------------   Treasurer
   Mark J. van der Hagen          (Principal Accounting Officer)


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